EXHIBIT 99.1

Adaptive Medias, Inc., Announces Integration of Its Media Graph Ad-Tech Platform With Google's Interactive Media

Empowers Publishers to Easily Integrate With Google's Video Monetization Products Through a Single Plugin

IRVINE, Calif., July 14, 2015 (GLOBE NEWSWIRE) -- Adaptive Medias, Inc. (OTCQB:ADTM), a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers, today announced that it has enhanced its Media Graph platform's monetization capabilities with the integration of Google's (Nasdaq:GOOG) latest Interactive Media Ads 3 (IMA3) SDK. To learn more about IMA3 SDK, visit Google here.

The new plugin will enable Adaptive Medias' publishers to easily access the latest features associated with Google's video monetization products, including its DoubleClick and AdSense products, through a single SDK.

Online video advertising is one of the fastest-growing mediums. According to the Interactive Advertising Bureau, the industry is expected to top $10 billion in 2015.

"This is a very exciting step forward in our mission to simplify video publishing and monetization for our thousands of publisher clients using our Media Graph platform," said Omar Akram, Adaptive Medias President. "Video advertising is becoming an increasingly growing revenue stream for publishers, and our latest Google integration will enable us to simplify the monetization process, improve ad controls and deliver more engaging ad formats for our clients."

The integration will include Flash-based advertising, HTML5, Android, and iOS platforms. The IMA3 SDK features available through the Media Graph platform will include:

  Full use of Google's large network of trusted online video advertisers in the AdSense platform and integration into DoubleClick for Publishers for directly sold campaigns.
  Ability to set rules for ad duration, number of ads played per video, cue point behavior, and content-specific rules.
  Exclusive access to new ad formats and features in development by Google, such as TrueView Instream Video Ads, standard linear and non-linear in-stream ads, and interactive in-stream expanding ads.

ABOUT GOOGLE, INC.

Google (Nasdaq:GOOG) (www.google.com) is a global technology leader focused on improving the ways people connect with information. Google's innovations in web search and advertising have made its website a top Internet property and its brand one of the most recognized in the world.

ABOUT ADAPTIVE MEDIAS, INC.

Adaptive Medias, Inc. (OTCQB:ADTM) is a leading provider of mobile video delivery and monetization solutions for publishers, content producers and advertisers. The company's comprehensive mobile video technology platform, Media Graph, facilitates the delivery of integrated, engaging video content and impactful ad units across all screens and devices. Adaptive Medias is one of the first companies to offer clients a digital video player built specifically for the mobile world. For more information, please visit www.adaptivem.com. Follow the Company on Twitter @adaptive_m.

This Press Release may contain certain forward-looking statements within the meaning of the Securities Litigation Reform Act of 1995. Adaptive Medias, Inc. has tried, whenever possible, to identify these forward-looking statements using words such as "anticipates," "believes," "estimates," "expects," "plans," "intends," "potential" and similar expressions. These statements reflect Adaptive Medias' current beliefs and are based on information currently available to it. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause Adaptive Medias' actual results, performance or achievements to differ materially from those expressed in or implied by such statements. Adaptive Medias undertakes no obligation to update or provide advice in the event of any change, addition or alteration to the information contained in this Press Release including such forward-looking statements.

CONTACT: Investor Contact:
         AJ Homayun
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         Phone: 818-280-6800